Exhibit 10.11

VIASAT, INC.

2024 EMPLOYMENT INDUCEMENT INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(EXECUTIVE VERSION)

Grant:	Restricted Stock Units (“RSUs”)	Name:

Grant Date:	Signature:

Vesting Commencement Date:

ACCEPTANCE OF RSU AWARD:

By signing where indicated above, you agree to be bound by the terms and conditions of this Restricted Stock Unit Award Agreement (the “Agreement”) and the 2024 Employment Inducement Incentive Award Plan of Viasat, Inc. (as amended from time to time, the “Plan”). You acknowledge that you have reviewed and fully understand all of the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the grant of RSUs pursuant to this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Compensation and Human Resources Committee of the Board (the “Committee”) upon any questions relating to this Agreement and the Plan.

TERMS AND CONDITIONS OF RSU AWARD:

1.  Grant. Effective on the Grant Date, you have been granted the number of shares indicated above of RSUs providing you the right to receive Common Stock of ViaSat, Inc., a Delaware corporation (the “Company”), in accordance with the provisions of this Agreement and the provisions of the Plan. This award of Restricted Stock Units is intended to constitute an “employment inducement” award under Nasdaq Rule 5635(c)(4), and consequently is intended to be exempt from the Nasdaq rules regarding shareholder approval of stock option plans or other equity compensation arrangements. This Agreement and the terms and conditions of the Award shall be interpreted in accordance with and consistent with such exception.

2.  Forfeiture Upon Termination. Until vested, the RSU shall be subject to forfeiture in the event of the termination of your employment or service with the Company and all of its Subsidiaries for any reason, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without cause or by mutual agreement (“Termination of Employment”).

3.  Transferability. Until vested and issued upon settlement, the RSU or any right or interest therein is not transferable except by will or the laws of descent and distribution. Until Common Stock is issued upon settlement of the RSU, you will not be deemed for any purpose to be, or have rights as, a Company shareholder by virtue of this award. You are not entitled to vote any shares of Common Stock by virtue of this award.

4.  Vesting.

(a)  The RSU will vest and no longer be subject to the restrictions of and forfeiture under this Agreement in one-third (1/3rd or 33%) increments. The first one-third will vest on the 13th month anniversary of the Vesting Commencement Date and the remaining two-thirds will vest on the second, and third anniversaries of the Vesting Commencement Date.

(b)  Notwithstanding the foregoing, the RSU shall be fully vested upon your Termination of Employment by reason of death or permanent disability. “Permanent disability” means that you are unable to perform your duties by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or is expected to last for a continuous period of at least 12 months, as reasonably determined by the Committee, in its discretion.

5.  Payment. Except as provided in Section 6, within ten days following the vesting of the RSU, you will be issued shares of Common Stock equal to the number of vested shares, in settlement of the RSU (subject to the withholding requirements described in Section 7 below, as applicable).

6.  Deferral Election

(a)  Initial Election.

(i)  If you make a valid initial deferral election, then you can elect to defer the timing of receipt of the Common Stock otherwise deliverable under Section 5 to a later date. You may make a separate initial deferral election with respect to each one-fourth portion of your RSU award. The initial deferral election must be made within 30 days of the Grant Date.

(ii)  If you are a “specified employee” (as determined in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i)) on the date of your “separation from service” (as defined in Section 1.409A-1(h) of the Treasury Regulations), the delivery of any of your Common Stock to be delivered upon such “separation from service” shall be delayed to the extent necessary to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, and such payment shall be paid or distributed to you on the earlier of (a) the expiration of the six-month period measured from the date of your “separation from service” or (b) the date of your death.

(b)  Subsequent Deferral Election. Under certain circumstances, you may make one additional deferral election with respect to receipt of the Common Stock otherwise deliverable. That second deferral election:

(i)  must be made at least 12 months prior to the scheduled delivery date;

(ii)  will not be effective for at least 12 months after you make it; and

(iii)  must postpone delivery for at least five years but no more than 10 years from the scheduled delivery date.

Notwithstanding any deferral election you make, all Common Stock will be delivered in satisfaction of the RSU upon a Change in Control (so long as such Change in Control also constitutes a change in the ownership or effective control of the corporation, or a change in the ownership of a substantial portion of the assets of the corporation, within the meaning of Section 409A(a)(2)(A)(v) of the Code and the Section 1.409A-3(i)(5) of the Treasury Regulations) or within 30 days after your death.

Such deferral elections must comply with the requirements of Code Section 409A and the Treasury Regulations or other guidance issued thereunder as well as any Plan rules on deferrals.

(c)  Unforeseeable Emergencies. Notwithstanding your existing elections, in the event you have an “unforeseeable emergency” resulting in severe financial hardship to you, you may elect to receive an earlier delivery of your vested shares in accordance with the applicable rules. Any such distribution shall occur within 30 days following the Committee’s determination that an “unforeseeable emergency” exists.

An “unforeseeable emergency” means your severe financial hardship resulting from (i) an illness of yours, your spouse or your dependent, (ii) loss of your property due to casualty or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond your control. The determination of whether you have an unforeseeable emergency is made by the Committee, in its sole discretion.

To apply for such a distribution, you must file a request indicating the nature of the unforeseeable emergency, the amount of your financial hardship as well as whether or not the hardship may be relieved through insurance or through the disposition of other assets.

If the Committee determines that you qualify, then the shares to be delivered to you cannot have a value in excess of the amount necessary to satisfy your hardship, plus an amount necessary to pay taxes reasonably anticipated as a result of such distribution. This must be approved by the Committee, in its sole discretion, after taking into account the extent to which you could satisfy the hardship through reimbursement or compensation by insurance or otherwise or by liquidation of such of your assets as would not itself cause severe financial hardship and as otherwise required by law.

7.  Withholding.

(a)  You understand and agree that if you defer receipt of the Common Stock under Section 6 certain tax withholdings will be due upon vesting in the RSU, but prior to an issuance of the shares of Common Stock to you. In particular, upon vesting, withholding for employment taxes under FICA and Medicare (the “FICA Taxes”) will be due even if you have elected deferred delivery of the shares of Common Stock issuable upon settlement of the RSU. If shares of Common Stock subject to the RSU are issued on an accelerated basis to satisfy the FICA Taxes under this Section 7(a), then you will also have income tax on such shares as wages and the corresponding income tax withholding provisions of applicable state, local or foreign tax laws (together with the FICA Tax, the “FICA-Related Taxes”) also apply. If you defer receipt of the Common Stock under Section 6, (i) your FICA-Related Taxes shall first be satisfied by the deduction of such amounts from other compensation payable to you, and (ii) to the extent the other compensation payable to you is determined by the Company to be insufficient to satisfy your FICA-Related Taxes, your acceptance of this RSU constitutes your instruction and authorization to the Company to satisfy the FICA-Related Taxes through the accelerated issuance and withholding of shares of Common Stock otherwise issuable pursuant to the RSU having a then-current Fair Market Value not exceeding the amount necessary to satisfy the FICA-Related Taxes of the Company based on the minimum applicable statutory withholding rates.

(b)  The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable Federal, state, local and foreign taxes (including any FICA obligation) required by law to be withheld with respect to any taxable event arising from the vesting of the RSU and/or receipt of the shares of Common Stock upon settlement of the RSU (provided, however, that the satisfaction of your FICA-Related Taxes upon vesting of the RSU in the event you defer receipt of the Common Stock under Section 6 will be handled in the manner provided in Section 7(a) above and not pursuant to this Section 7(b)). At any time not less than five business days before any such tax withholding obligation arises, you may satisfy your tax obligation, in whole or in part, by either: (i) electing to have the Company withhold from your salary or other cash compensation payable to you or shares otherwise to be delivered upon settlement of the RSU with a Fair Market Value equal to the minimum amount of the tax withholding obligation, or (ii) paying the amount of the tax withholding obligation directly to the Company in cash. Unless you choose to satisfy your tax withholding obligation in accordance with subsection (ii) above, your tax withholding obligation will be automatically satisfied in accordance with subsection (i) above. The Committee or the Board will have the right to disapprove an election to pay your tax withholding obligation under subsection (ii) in its sole discretion.

(c)  In the event your tax withholding obligation will be satisfied under subsection (ii) of Section 7(a) above or subsection (i) of Section 7(b) above, then the Company, upon approval of the Committee or the Board, may elect (in lieu of withholding shares) to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on your behalf (pursuant to this authorization) a whole number of shares from those shares of Common Stock issuable to you upon settlement of the RSU as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy your tax withholding obligation. Your acceptance of this RSU constitutes your instruction and authorization to the Company and such brokerage firm to complete the transactions described in the previous sentence, as applicable. Such shares will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable. The shares may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. You will be responsible for all broker’s fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent permissible under Section 409A of the Code, and to the extent the proceeds of such sale exceed your tax withholding obligation, the Company agrees to pay such excess in cash to you as soon as practicable. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your tax withholding obligation.

(d)  The Company may refuse to issue any Common Stock in settlement of your RSU to you until your tax withholding obligations are satisfied. To the maximum extent permitted by law, the Company has the right to retain without notice from shares issuable under the RSU or from salary payable to you, shares or cash having a value sufficient to satisfy your tax withholding obligation.

8.  No Effect on Employment. Nothing in the Plan or this Agreement shall be interpreted to interfere with or limit in any way the right of the Company or any Subsidiary to terminate your employment or services at any time, nor confer upon you the right to continue in the employ or service of the Company or any Subsidiary.

9.  Plan Governs. This RSU award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan has been introduced voluntarily by the Company and in accordance with its terms it may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of RSUs or benefits in lieu of RSUs in the future. Future awards of RSUs, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares and vesting provisions. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

10.  Amendment. The Committee may amend, terminate or revoke this Agreement in any respect to the extent determined necessary or desirable by the Committee in its discretion to comply with the requirements of Section 409A of the Code and the Treasury Regulations or other guidance issued thereunder. You expressly understand and agree that no additional consent from you shall be required in connection with such amendment, termination or revocation.

11.  Section 409A. To the extent applicable, this Agreement and the RSUs shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Unless you have made a timely deferral election pursuant to Section 6(a), this RSU award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that you may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

12.  Governing Law and Venue.

(a)  The RSU grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of California, without regard to the conflict of law provisions, as provided in the Plan.

(b)  For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Diego County, California, or the federal courts for the United States for the Southern District of California, and no other courts, where this grant is made and/or to be performed.

13.  Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.  Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15.  Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16.  Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Grantee.